                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.       )

FILED BY THE REGISTRANT /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT / /

/ / Check the appropriate box:

/ / Preliminary Proxy Statement           / / Confidential, for Use of the
                                              Commission Only
                                        (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Fed One Bancorp, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:____________

    (2)   Aggregate number of securities to which transaction applies:_______________

    (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________

    (4)   Proposed maximum aggregate value of transaction: __________________________

    (5) Total fee paid:______________________________________________________________

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:______________________________________________________

    (2) Form, schedule or registration statement no.:________________________________

    (3) Filing party:________________________________________________________________

    (4) Date filed:__________________________________________________________________

  [LETTERHEAD]


    March 21, 1997

    Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Fed One Bancorp, Inc. The meeting will be held at the Company's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, on Wednesday, April 23, 1997 at 10:00 a.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials.

    It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

    We appreciate your support and interest in Fed One Bancorp, Inc.

Sincerely,

/s/ Alan E. Groover

Alan E. Groover
Chairman, President and
Chief Executive Officer

                            FED ONE BANCORP, INC.
                             21 Twelfth Street
                         Wheeling, West Virginia 26003
                              (304) 234-1100

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on April 23, 1997

                              -------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Fed One Bancorp, Inc. (the "Company") will be held at the Company's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, on Wednesday, April 23, 1997 at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    (1) To elect three (3) directors for a three-year term and until their successors are elected and qualified;

    (2) To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

    The Board of Directors has fixed March 7, 1997 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                            By Order of the Board of Directors

                                            /s/ Jean E. Huff

                                            Jean E. Huff
                                            Corporate Secretary

Wheeling, West Virginia
March 21, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PROXY STATEMENT

                               -----------------

                             FED ONE BANCORP, INC.
                              21 Twelfth Street
                          Wheeling, West Virginia 26003

                               -----------------

                       1997 ANNUAL MEETING OF SHAREHOLDERS

                                April 23, 1997

    This Proxy Statement is furnished to holders of common stock, $.10 par value per share ("Common Stock"), of Fed One Bancorp, Inc. (the "Company"), a Delaware corporation which acquired all of the outstanding stock of Fed One Bank (the "Bank") in connection with the conversion of Fed One Bancorp, M.H.C. and the reorganization of the Bank to the holding company form of organization in January 1995 (the "Conversion and Reorganization"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Company's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, on Wednesday, April 23, 1997 at 10:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 21, 1997.

    The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein and for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Jean E. Huff, Corporate Secretary, Fed One Bancorp, Inc., 21 Twelfth Street, Wheeling, West Virginia 26003); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

    Only shareholders of record at the close of business on March 7, 1997 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,443,095 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

    The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors.

    Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will not be counted as votes cast for the election of directors and the proposal to ratify the appointment of the Company's independent auditors and, thus, will have no effect on the voting of these proposals. Under rules applicable to broker-dealers, the election of directors and the proposal to ratify the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and, thus, there will be no "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

    The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually, and shareholders of the Company are not permitted to cumulate their votes for the election of directors.

    No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, except that Louis Salvatori is the father of William Salvatori. All nominees currently serve as directors of the Company.

    Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

    The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.

    Nominees for Director for Three-Year Term Expiring in 2000

                                                             POSITIONS HELD IN                  DIRECTOR
NAME                                 AGE                        THE COMPANY                     SINCE (1)
-------------------------------      ---      -----------------------------------------------  -----------
Dudley E. Beck                       73           Director                                         1974
Alan E. Groover                      49           Chairman, President and Chief Executive Officer  1988
Gilbert R. Haller                    59           Director                                         1985

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

                                             4
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                             Directors With Terms Expiring in 1998

                                                 POSITIONS HELD IN           DIRECTOR
NAME                                  AGE         THE COMPANY               SINCE (1)
--------------------------------      ---        ------------------       -----------
Danny C. Aderholt                     46           Director                  1995
John W. Myers                         84           Director                  1982
Louis Salvatori                       87           Director                  1955
William Salvatori                     41           Director, Senior          1991
                                                   Vice President

                                Directors With Terms Expiring in 1999


                                               POSITIONS HELD IN         DIRECTOR
NAME                                 AGE        THE COMPANY              SINCE (1)
-------------------------------      ---      ----------------          -----------
George J. Anetakis                    62        Director                1992
George Margaretes                     68        Director                1988
Gareth F. Vorhees                     70        Director                1983

------------------------

(1) Includes service as a director of the Bank and its predecessors.

    Each of the directors of the Company is also director of the Bank. The business experience of each of the directors for at least the past five years is as follows:

    Danny C. Aderholt was appointed to the Board in 1995. Mr. Aderholt is President and Chief Executive Officer of Century Equities, Inc., a regional investment banking firm located in Wheeling, West Virginia.

    George J. Anetakis was elected to the Board of Directors in March 1992 and was appointed General Counsel to the Bank in July 1988. Mr. Anetakis is a partner in the law firm of Frankovitch & Anetakis, Weirton, West Virginia.

    Dudley E. Beck has served as the Bank's Chairman of the Board since March 1991. Initially appointed to the Board of Directors in 1974, he served as Vice Chairman from 1983 to 1991. Prior to his retirement, Mr. Beck held executive management positions including General Manager of Halcyon Hills Memorial Park, Business Manager of West Virginia Penitentiary, General Manager of Grand Vue Park and County Commissioner for Marshall County, West Virginia.

    Alan E. Groover serves as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Groover has served as President and Chief Executive Officer of the Bank since March 1990 and Director since 1988. Prior to that time, Mr. Groover served as Executive Vice President and Chief Operating Officer of the Bank.

    Gilbert R. Haller was elected to the Board in 1985 and previously served as a Board member with a predecessor institution. Mr. Haller is owner and Chairman of the Board of Wheeling Office Supply, Wheeling, West Virginia.

    George Margaretes was elected to the Board in 1988. He is retired and formerly served as a real estate broker with Century 21, Shirley Vargo Realty. Previously, he was owner of Century 21, George Margaretes, Inc., Wheeling, West Virginia.

    John W. Myers was elected to the Board in 1982. He is a retired pharmacist with Myers Pharmacy, Inc. Prior to his retirement, Mr. Myers was a partner in Myers Pharmacy, Inc.

    Louis Salvatori was appointed to the Board in 1955 and prior to his retirement served as President of the Bank from 1959 through 1989. Mr. Salvatori remains as a consultant to the Bank. Mr. Salvatori is the father of William Salvatori.

    William Salvatori was elected to the Board in 1991 having previously served as an Advisory Board Member since 1988. He serves as Senior Vice President of the Company and the Bank and joined the Bank in 1977. Mr. Salvatori is the son of Louis Salvatori.

    Gareth F. Vorhees was appointed to the Board in 1983 having previously served as a Director with a predecessor institution. Prior to his retirement, Mr. Vorhees served as Vice President of Programming with WTRF-TV and held executive positions with the company for over 33 years.

SHAREHOLDER NOMINATIONS

    Article IV, Section 4.15 of the Company's Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions in that section. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.

    Each written notice of a shareholder nomination shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any nominations from shareholders for the Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    Regular meetings of the Board of Directors of the Company and the Bank are held on a monthly basis. The Board of Directors of the Company held a total of 14 regular and special meetings during the year ended December 31, 1996. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during the year ended December 31, 1996, and the total number of meetings held by all committees on which he served during such year. The Boards of Directors of the Company and the Bank have established several committees, including an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Executive Committee consists of Messrs. Beck, Groover, Margaretes and Louis Salvatori. The Executive Committee has the authority to exercise powers of the Board of Directors in the intervals between meetings of the Board and meets as necessary to oversee the business of the Company and the Bank. The Executive Committee met six times in 1996.

    The Audit Committee consists of the full Board excluding Alan E. Groover and William Salvatori. The Audit Committee met three times in 1996. The Audit Committee is responsible for overseeing the internal and external audit functions of the Company and the Bank. The internal auditor reports directly to the Committee on internal audit findings and activities. The Committee reviews and approves the Company's and the Bank's external audit and meets with the independent auditors regarding the results of their auditing procedures. In addition to internal and external audit findings, the Board reviews all regulatory examination reports and meets with regulatory officials as necessary.

    The Compensation Committee consists of Messrs. Beck, Anetakis, Margaretes and Louis Salvatori. The Committee is responsible for determining the compensation of the President and Chief Executive Officer and other executive officers and met one time in 1996.

    The Nominating Committee consists of the full Board of Directors and is authorized to select management nominees for election as directors. The Nominating Committee met one time in 1996.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors, including their business experience for at least the past five years.

    Lisa K. DiCarlo, Senior Vice President and Treasurer of the Company, has been Senior Vice President and Treasurer of the Bank since April 1992 and prior thereto was Vice President and Treasurer of the Bank. She has been with the Bank since 1985.

    Tina A. Silvis, Senior Vice President of the Company, has served as Senior Vice President of the Bank since April 1992, was Vice President from January 1990 to March 1992 and prior thereto was Assistant Vice President of the Bank. She has been with the Bank since 1988.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company and (iii) all directors and executive officers of the Company and the Bank as a group.

                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
                                                                                  OWNED AS OF
                                                                               MARCH 7, 1997(1)
                                 NAME OF                                    -----------------------
                             BENEFICIAL OWNER                                   NO.           %
--------------------------------------------------------------------------    ------------     ---
Directors:
Danny C. Aderholt.........................................................      24,583(2)       1.0%
George J. Anetakis........................................................      21,381(3)       0.9
Dudley E. Beck............................................................      21,769(4)       0.9
Alan E. Groover...........................................................      94,484(5)       3.8
Gilbert R. Haller.........................................................      35,984(6)       1.5
George Margaretes.........................................................       7,045(7)       0.3
John W. Myers.............................................................      22,812(8)       0.9
Louis Salvatori...........................................................      43,058(9)       1.8
William Salvatori.........................................................     41,015(10)       1.7
Gareth F. Vorhees.........................................................      4,562(11)       0.2
All directors and executive officers of the Company and the Bank as a
  group (12 persons)......................................................    375,580(12)      14.6

------------------------

(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options which are exercisable within 60 days of the Voting Record Date are deemed to be outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individuals and group.

(2) Includes 2,902 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(3) Includes 5,654 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date. Also includes 1,661 shares held by Mr. Anetakis' wife; Mr. Anetakis disclaims beneficial ownership of such shares.

(4) Includes 4,345 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date. Also includes 4,406 shares held by Mr. Beck's wife; Mr. Beck disclaims beneficial ownership of such shares.

(5) Includes 24,806 shares held jointly with Mr. Groover's wife, with whom voting and dispositive power is shared, 38,601 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date, 12,899 shares held in a Recognition and Retention Plan and Trust of the Company ("RRP"), which may be voted by him pending vesting and distribution and 1,236 shares allocated to Mr. Groover's account in the Company's Employee Stock Ownership Plan ("ESOP"). Also includes 7,314 shares held by Mr. Groover's wife, who is an employee of the Bank, exercisable stock options held by Ms. Groover to purchase 1,768 shares, 1,289 shares held for Ms. Groover's account in the RRP and 256 shares allocated to Ms. Groover's account in the ESOP. Mr. Groover disclaims beneficial ownership of the shares held by his wife.

(6) Includes 21,607 shares held jointly with Mr. Haller's wife, with whom voting and dispositive power is shared and 6,093 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date. Also includes 4,132 shares held by Mr. Haller's wife; Mr. Haller disclaims beneficial ownership of such shares.

(7) Includes 1,161 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(8) Includes 16,075 shares jointly held with Mr. Myers' daughter, with whom voting and dispositive power is shared, and 6,737 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(9) Includes 37,352 shares held jointly with Mr. Salvatori's wife and children, with whom voting and dispositive power is shared, and 5,706 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(10) Includes 10,895 shares held jointly with Mr. Salvatori's father, spouse or brother, with whom voting and dispositive power is shared, 2,692 shares held in a partnership that Mr. Salvatori is a partner, 15,155 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date, 5,922 shares held in the RRP, which may be voted by him pending vesting and distribution, 753 shares allocated to Mr. Salvatori's account in the ESOP and 291 shares held by Mr. Salvatori's son.

(11) Includes 1,323 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(12) Includes 123,503 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options exercisable within 60 days of the Voting Record Date, 31,954 shares held in the RRP on behalf of all directors and executive officers as a group, which may be voted by such individuals pending vesting and distribution and 3,968 shares held in the ESOP for the account of all directors and executive officers as a group.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer of the Company. No other executive officer had total compensation during the last fiscal year which exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                         --------------------------------------------     ------------------------

                                                                                                  AWARDS
                                                                              OTHER       ------------------------         ALL
                NAME AND                                                      ANNUAL             STOCK                    OTHER
           PRINCIPAL POSITION                YEAR   SALARY(1)    BONUS     COMPENSATION(2)       GRANTS    OPTIONS     COMPENSATION
-----------------------------------------  -------  ----------  --------  ----------------  -----------  ---------     ------------
Alan E. Groover Chairman, President and    1996   $  171,562  $  30,050         0            $   0           10,000    $  15,876(4)
  Chief Executive Officer                  1995      157,285     24,850         0            201,550(3)      25,750       14,757
                                           1994      129,054     21,170         0                  0            0            0

------------------------

(1) Includes Directors' fees.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Company-owned automobiles. In the opinion of management of the Company the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1996 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Represents the grant of 16,124 shares of restricted Common Stock in 1995 pursuant to the 1995 RRP, which had a fair market value of $253,953 at December 31, 1996. The restricted stock awarded vests over five years, 20% per year from the date of grant.

(4) Includes $9,891, which represents the fair market value of 628 shares of Common Stock allocated to Mr. Groover's account pursuant to the Company's ESOP and $5,985 allocated to Mr. Groover under the Company's Excess Benefit Plan in 1996.

STOCK OPTIONS

    The following table sets forth certain information concerning individual grants of stock options awarded to the named executive officer during 1996.



OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                            POTENTIAL REALIZABLE
                                                                                                                    VALUE
                                                                                                              AT ASSUMED ANNUAL
                                                                                                                    RATES
                                                                                                               OF STOCK PRICE
                                                                                                                APPRECIATION
                                                                                                             FOR OPTION TERM(4)
                                                                                                            ---------------------
INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------


                                                         % OF TOTAL OPTIONS
                                             OPTIONS         GRANTED TO        EXERCISE      EXPIRATION
NAME                                         GRANTED        EMPLOYEES(1)       PRICE(2)       DATE(3)          5%         10%
-----------------------------------------  -----------  ---------------------  ---------  ----------------  ---------  ----------
Alan E. Groover..........................      10,000              43.5%       $  15.125  April 24, 2006    $  95,150  $  241,050
                                               ------              ----        ---------  --------------    ---------  ----------
                                               ------              ----        ---------  --------------    ---------  ----------

------------------------

(1) Percentage of options granted to all employees during 1996.

(2) The exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) The stock options were granted on April 24, 1996 and vest and become exercisable over five years, 20% per year commencing one year from the date of grant.

(4) Assumes compounded rates of return for the remaining life of the options and future stock prices of $24.64 and $39.23 at compounded rates of return of 5% and 10%, respectively.

    The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's stock option plans by the named executive officer during the year ended December 31, 1996 and options held at December 31, 1996.

    Aggregated Option Exercise in Last Fiscal Year and Year End Option Values


                                                                                                           VALUE OF
                                                                               NUMBER OF                  UNEXERCISED
                                                                              UNEXERCISED                  OPTIONS AT
                                                SHARES                    OPTIONS AT YEAR END             YEAR END(1)
                                              ACQUIRED ON     VALUE    --------------------------  --------------------------
NAME                                           EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------------  -------------  ---------  -----------  -------------  -----------  -------------
Alan E. Groover............................        3,000    $  34,590      31,451        30,600     $ 298,269    $    73,200
                                                   -----    ---------      ------        ------     ---------    -----------
                                                   -----    ---------      ------        ------     ---------    -----------

------------------------

(1) Based on a per share market price of $15.75 at December 31, 1996.

PENSION PLAN


    The following table sets forth estimated annual benefits payable upon retirement at age 65 to the named executive officers under the Company's defined benefit pension plan ("Pension Plan") based upon various levels of compensation and years of service.

                                PENSION PLAN TABLE
               -----------------------------------------------------
                                 YEARS OF SERVICE
               -----------------------------------------------------
REMUNERATION      10         15         20         25         30
-------------  ---------  ---------  ---------  ---------  ---------
  $  20,000    $   4,000  $   6,000  $   8,000  $  10,000  $  12,000
     30,000        6,000      9,000     12,000     15,000     18,000
     50,000       10,000     15,000     20,000     25,000     30,000
     75,000       15,000     22,500     30,000     37,500     45,000
    100,000       20,000     30,000     40,000     50,000     60,000
    150,000       30,000     45,000     60,000     75,000     90,000

    The indicated amounts in the above table assume that participants elect the normal retirement form of benefit.

    Benefits are generally payable under the Pension Plan upon retirement at age 65 based upon an average of an employee's five highest consecutive annual amounts of base salary. The plan provides for an early retirement option with reduced benefits for eligible participants who exceed 45 years of age. Employee benefits vest 100% after 5 years of service. Benefits under the Pension Plan are not offset by Social Security payments. Such amounts are within 10% of the salary reported for the named individual in the Summary Compensation Table above.

    At December 31, 1996, Mr. Groover had ten years and eight months of credited service under the Pension Plan.

SUPPLEMENTAL BENEFIT PLAN

    The Board of Directors of the Company has authorized an excess benefit plan ("EBP") to provide certain additional retirement benefits to Mr. Groover. The EBP provides that Mr. Groover shall receive an annual allocation of stock units representing shares of Common Stock of the Company. The number of stock units allocable to his benefit each year shall be equal to the difference between the annual allocation of shares that would have been made to him in the ESOP if such allocation were made without giving effect to the limitations on compensation and allocations imposed by Sections 401(a)(17), 414(g)(6) and 415 of the Internal Revenue Code of 1986 ("Code"), minus the number of shares actually allocated to his ESOP account in a particular year. The Company allocated $5,985 to the EBP on behalf of Mr. Groover's account for 1996.

COMPENSATION OF DIRECTORS

    Board Fees. Members of the Board of Directors of the Bank are entitled to a retainer of $500, payable monthly. Members of the Executive Committee also are entitled to a retainer of $250, payable monthly. The Bank paid a total of $56,000 in directors' and committee fees during 1996. Mr. Groover has waived his Executive Committee fees in past years, including 1996, and has advised the Bank of his intention to continue to do so. Mr. Louis Salvatori has waived his Directors' and Executive Committee fees in past years, including 1996, and has advised the Bank of his intention to continue to do so. Members of the Board of Directors of the Company were not paid a separate fee in 1996.

    Directors' Stock Option Plans. The Company maintains the 1992 Stock Plan for Outside Directors ("Directors' Plan"), pursuant to which the Bank previously granted stock options to non-employee directors of the Bank. The maximum number of shares of Common Stock of the Company which may be issued under the Directors' Plan is 23,738 shares, 16,980 of which had been issued upon the exercise of stock options as of December 31, 1996. In October 1992, the Bank granted options to purchase 23,738 shares to non-employee directors of the Bank pursuant to the Directors' Plan at $4.47 per share. The share amounts of options granted and the exercise price of the options have been adjusted for the exchange in the Conversion and Reorganization.

    The Company maintains the 1995 Stock Option Plan, pursuant to which the Company grants stock options to non-employee directors pursuant to a formula contained in the 1995 Option Plan. The maximum number of shares of Common Stock which may be issued to non-employee directors under the 1995 Option Plan is 32,248 shares. In April 1995, the Company granted options to purchase 25,798 shares of Common Stock to non-employee directors of the Company pursuant to the 1995 Option Plan at an exercise price of $12.50 per share, 1,260 of which had been issued upon the exercise of stock options as of December 31, 1996. In addition, options to purchase 3,225 shares of Common Stock were granted to non-employee directors under the plan in April 1996 with an exercise price of $15.125 per share.

COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors of the Company determines executive compensation. During 1996, the members of the Committee were Messrs. Anetakis, Beck, Margaretes and Louis Salvatori. No member of the Committee is a current officer or employee of the Company or the Bank. Louis Salvatori is a former President of the Bank. The report of the Committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below.

REPORT OF THE COMPENSATION COMMITTEE

    The goals of the Committee are to assist the Company in attracting and retaining qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and to ensure that the financial interests of the Company's management and shareholders are satisfied.

    The Committee considered several financial and non-financial accomplishments in setting the compensation of the Chief Executive Officer and other executive officers, including but not limited to, net income of the Company, profitability ratios, satisfactory regulatory examinations, and market value of the Company. In addition, other objectives such as loan and deposit growth were reviewed. The Committee reviewed and considered the SNL Executive Compensation Review for a comparison of compensation paid by the Company's peer group.

    The compensation set by the Committee includes a base salary and a bonus component, based upon the Company's Incentive Compensation Plan, an annual bonus plan. Based upon the above factors, the Committee extended the employment agreement of Mr. Groover for an additional year pursuant to the terms of the agreement, increased Mr. Groover's base compensation to $180,000, and approved Mr. Groover's participation in the Bank's Incentive Compensation Plan. In addition, the Committee provided for salary increases for the other executive officers and participation in the Company's Incentive Compensation Plan.

                                          George J. Anetakis
                                          Dudley E. Beck
                                          George Margaretes
                                          Louis Salvatori

PERFORMANCE GRAPH

    The following graph compares the yearly cumulative total return on the Common Stock over the measurement period since the Bank issued stock to the public in October 1992 with (i) the yearly cumulative total return on the stocks included in the Standard and Poor's 500 Market Index and (ii) the yearly cumulative total return on the stocks included in the SNL Securities Thrift Stock Index. The return on the Common Stock prior to January 1995 reflects the return on common stock of the Bank as adjusted for the exchange of such stock for Common Stock of the Company in the Conversion and Reorganization. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.


                                [GRAPH]



                                                                   Period Ending
                                            --------------------------------------------------------------
Index                                       10/8/92   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
----------------------------------------------------------------------------------------------------------
Fed One Bancorp                             100.00     136.74     228.94     266.67     390.36     421.52
S&P 500                                     100.00     107.56     118.40     119.96     165.04     202.77
Thrifts (All)                               100.00     123.20     154.63     152.81     237.98     310.08

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Bank has entered into an Employment Agreement with Mr. Groover, President and Chief Executive Officer. Under the terms of the Employment Agreement, Mr. Groover is entitled to a base salary and fringe benefits applicable to executive personnel. The Employment Agreement provides for a three-year term and, subject to satisfactory performance reviews by the Board of Directors or a committee designated by the Board, extends on each anniversary date for an additional year so that the remaining term will be three years. The Employment Agreement provides for termination by the Bank for cause at any time. In the event that the Bank chooses to terminate Mr. Groover's employment for reasons other than for cause, or Mr. Groover's resignation after an Event of Termination, as defined, Mr. Groover, or, in the event of his death, his beneficiary, will be entitled to a severance payment equal to the amounts due under his Employment Agreement for the remainder of its term. In the event of involuntary termination or Mr. Groover's resignation from the Bank upon an Event of Termination after a change in control of the Bank, as defined, Mr. Groover or, in the event of death, his beneficiary, will be entitled to a severance payment equal to three times his average annual compensation for the last three years. Under such circumstances, the Bank also will be required to continue his life, health, accident, dental and disability coverage, retirement benefits and any other benefits in effect at the time, for up to three years. A "change in control" is generally defined for purposes of the Employment Agreement to include the acquisition by a person or group of persons of beneficial ownership of 20.0% or more of the Common Stock during the term of the Employment Agreement or a tender offer or exchange offer, merger or other form of business combination, sale of assets, or contested election of Directors which results in a change of a majority of the Board of Directors. Payments under the Employment Agreement, in the event of a change in control, would be reduced to the extent necessary to not constitute excess parachute payments under Section 280G of the Internal Revenue Code of 1986. Upon termination after a change in control, assuming Mr. Groover's current salary, severance pay would amount to $591,999.

    The Bank has entered into severance agreements with eight officers of the Bank in order to assist the Bank in maintaining a stable and competent management base. The agreements provide for a three-year term, and subject to satisfactory performance reviews by the Board of Directors or a committee designated by the Board, extends on each anniversary date for an additional year so that the remaining term will be three years. The agreements provide for severance payments upon a "change in control" of the Bank in an amount ranging from one-half to one and one-half times the employee's annual compensation.

INDEBTEDNESS OF MANAGEMENT

    Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Bank followed the policy of making loans to its officers and employees at preferred interest rates. Management believes that these loans do not involve more than the normal risk of collectibility or present other unfavorable features. In accordance with FIRREA, all loans to officers are now made on the same terms (including interest rate and loan fees) as comparable loans to unaffiliated persons. During 1996, no director or executive officer of the Company or the Bank had loans outstanding at preferred interest rates which aggregated $60,000 or more. At December 31, 1996, loans to directors and executive officers of the Company and the Bank and their affiliates amounted to $3.2 million or approximately 8% of the Company's shareholders' equity at such date.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1997, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

    The Company has been advised by KPMG Peat Marwick LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent certified public accountants and clients. KPMG Peat Marwick LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for 1997.

                             SHAREHOLDER PROPOSALS

    Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders of the Company, which is scheduled to be held in April 1998, must be received at the principal executive offices of the Company, 21 Twelfth Street, Wheeling, West Virginia 26003, Attention: Jean E. Huff, Corporate Secretary, no later than November 25, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

    Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article II, Section 2.14 of the Company's Bylaws, which provides that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business,
(c) the class and number of shares of Common Stock of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. No shareholder proposals were received by the Company in connection with the Annual Meeting.

                                 ANNUAL REPORTS

    A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

    Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission under the 1934 Act. Such written requests should be directed to Lisa K. DiCarlo, Senior Vice President and Treasurer, Fed One Bancorp, Inc., 21 Twelfth Street, Wheeling, West Virginia 26003. The Form 10-K is not part of the proxy solicitation materials.

                                 OTHER MATTERS

    Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

    The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY

           FED ONE BANCORP, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FED ONE BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 1997 AND AT ANY ADJOURNMENT THEREOF.

    The undersigned hereby appoints the Board of Directors of Fed One Bancorp, Inc. (the "Company") as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 7, 1997 at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, on Wednesday, April 23, 1997, at 10:00 a.m., Eastern Time, and any adjournment thereof.

                  1. ELECTION OF DIRECTORS FOR THREE-YEAR TERM

/ /FOR all nominees listed below                        / / WITHHOLD AUTHORITY
  (except as marked to the                                  to vote for all
   contrary below)                                          nominees listed
                                                            below

          Nominees for three-year term expiring in 2000:

    Dudley E. Beck; Alan E. Groover; and Gilbert R. Haller.

    (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

---------------------------------------------------------------

    2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997

    / / FOR                    / / AGAINST            / / ABSTAIN

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued on reverse side)

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF AUDITORS IN PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

    Dated:__________ , 1997

                                             -----------------------------------
                                             -----------------------------------
                                                         SIGNATURES

    Please sign this proxy exactly as your names(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             FED ONE BANCORP, INC.

    The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan ("ESOP") of Fed One Bancorp, Inc. (the "Company") to vote, as designated below, all the shares of Common Stock of the Company allocated to my account pursuant to the ESOP as of March 7, 1997 at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, on Wednesday, April 23, 1997, at 10:00 a.m., Eastern Time, and any adjournment thereof.

1. ELECTION OF DIRECTORS FOR THREE-YEAR TERM

   / / FOR ALL NOMINEES LISTED BELOW   / / WITHHOLD AUTHORITY
       (except as marked to the            to vote for all
       contrary below)                     nominees listed
                                           below

    Nominees for three-year term expiring in 2000:

      Dudley E. Beck; Alan E. Groover; and Gilbert R. Haller.

  (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

    2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997.

    / / FOR                    / / AGAINST            / / ABSTAIN

    3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

       The Company's Board of Directors recommends a vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by the Company's Board of Directors.

                                                      Dated:_____________ , 1997

                                              ---------------------------------
                                                            SIGNATURE

    If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Director's nominees for director and for Proposal 2. If you do not return this card, your shares will be voted by the Trustees in the same proportion as all allocated shares under the ESOP are voted.

                             FED ONE BANCORP, INC.

    The undersigned hereby instructs the Trustee of the Recognition and Retention Plan and Trust ("Recognition Plan") of Fed One Bancorp, Inc. (the "Company") to vote, as designated below, all the shares of Common Stock of the Company granted pursuant to the Recognition Plan to the undersigned as of March 7, 1997 at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, on Wednesday, April 23, 1997, at 10:00 a.m., Eastern Time, and any adjournment thereof.

   1. ELECTION OF DIRECTORS FOR THREE-YEAR TERM

    / / FOR all nominees listed below                   / / WITHHOLD AUTHORITY
     (except as marked to the                               to vote for all
     contrary below)                                        nominees listed
                                                            below
           Nominees for three-year term expiring in 2000:

    Dudley E. Beck; Alan E. Groover; and Gilbert R. Haller.

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------------------------------

    2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997.

    / / FOR                    / / AGAINST            / / ABSTAIN

    3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

    The Company's Board of Directors recommends a vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by the Company's Board of Directors.

                                                        Dated:___________ , 1997


                                                  ------------------------------
                                                               SIGNATURE

    If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Director's nominees for director and for Proposal 2. If you do not return this card, your shares will be voted by the Trustee in the same proportion as your vested Plan Shares are voted.

                                  [FED ONE LETTERHEAD]

                                    March 21, 1997

    To: Persons Granted Restricted Stock Under the Company's Recognition and
        Retention Plan

    As described in the attached materials, your proxy as a shareholder of Fed One Bancorp, Inc. (the Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Shareholders. We hope you will take advantage of the opportunity to direct the manner in which shares of restricted Common Stock of the Company granted to you pursuant to the Recognition and Retention Plan and Trust ("Recognition Plan") will be voted.

    Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the restricted shares granted to you. After you have reviewed the Proxy Statement, we urge you to vote your restricted shares held pursuant to the Recognition Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the administrators of the Recognition Plan. The Plan Administrators will certify the totals to the Trustee of the Recognition Plan for the purpose of having those shares voted by the Trustee.

    We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

    Please note that the enclosed material relates only to those shares which have been granted to you under the Recognition Plan. You will receive other voting material for those shares owned by you individually and not under the Recognition Plan.

                                                       Sincerely,

                                                       Alan E. Groover
                                                       Chairman, President and
                                                         Chief Executive Officer

                              [FED ONE LETTERHEAD]

                                 March 21, 1997

    To: Participants in the Company's Employee Stock Ownership Plan

    As described in the attached materials, your proxy as a shareholder of Fed One Bancorp, Inc. (the Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Shareholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account pursuant to the Company's Employee Stock Ownership Plan ("ESOP") will be voted.

    Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the shares in your account. After you have reviewed the Proxy Statement, we urge you to vote your restricted shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the administrators of the ESOP. The Plan Administrators will certify the totals to the ESOP Trustees for the purpose of having those shares voted by the Trustees.

    We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted in the same proportion as all allocated shares under the ESOP are voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

    Please note that the enclosed material relates only to those shares which have been allocated to you under the ESOP. You will receive other voting material for those shares owned by you individually and not under the ESOP.

                                                       Sincerely,

                                                       Alan E. Groover
                                                       Chairman, President and
                                                         Chief Executive Officer